                                  EXHIBIT 11.0

                       COMPUTATION OF EARNINGS PER SHARE

                      THOMASTON MILLS, INC. AND SUBSIDIARY


                                                            PERIOD ENDED       PERIOD ENDED       PERIOD ENDED
                                                            JULY 01, 1995      JULY 02, 1994      JULY 03, 1993
                                                            -------------      -------------      -------------
  PRIMARY
      Weighted average shares outstanding                     6,532,817          6,540,326           6,339,387
      Net effect of dilutive stock options - based on
         the treasury stock method using average
         market price                                                 0             36,359             218,591
                                                             ----------        -----------         -----------
         TOTAL                                                6,532,817          6,576,685           6,557,978
                                                             ==========        ===========         ===========

         NET INCOME                                          $3,373,496        $10,709,590         $15,574,986
                                                             ==========        ===========         ===========
         NET INCOME PER SHARE                                $     0.52        $      1.63         $      2.37
                                                             ==========        ===========         ===========

                                  EXHIBIT 11.0

                      THOMASTON MILLS, INC. AND SUBSIDIARY



                                                            PERIOD ENDED       PERIOD ENDED       PERIOD ENDED
                                                            JULY 01, 1995      JULY 02, 1994      JULY 03, 1993
                                                            -------------      -------------      -------------
FULLY DILUTED
     Weighted average shares outstanding                      6,532,817          6,540,326           6,339,387
      Net effect of dilutive stock options - based on
         the treasury stock method using the year-end
         market price, if higher than average market
         price                                                        0             36,359             233,503
                                                             ----------        -----------         -----------
         TOTAL                                                6,532,817          6,576,685           6,572,890
                                                             ==========        ===========         ===========

         NET INCOME                                          $3,373,496        $10,709,590         $15,574,986
                                                             ==========        ===========         ===========

         NET INCOME PER SHARE                                $     0.52        $      1.63         $      2.37
                                                             ==========        ===========         ===========